EXHIBIT 4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER WITHOUT (1) REGISTRATION UNDER THE ACT AND THE LAWS OF ANY APPLICABLE JURISDICTION, OR (2) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

             Void after 5:00 p.m. Miami Time, on February 8, 1999
              Warrant to Purchase 500,000 Shares of Common Stock

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                        ZANART PUBLISHING INCORPORATED

      THIS IS TO CERTIFY that, for value received, Frost Nevada Limited Partnership, a Nevada limited partnership, or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Zanart Publishing Incorporated, a Florida corporation ("Company"), 500,000 fully paid, validly issued and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock") at a price of $2.00 per share at any time or from time to time during the period from February 9, 1994 to February 8, 1999, but not later than 5:00 p.m. Miami, Florida Time, on February 8, 1999. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

            (a) EXERCISE OF WARRANT. Subject to the provisions of Section (j) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after February 9, 1994 and until 5:00 p.m. Miami, Florida Time, on February 8, 1999 ("Expiration Date"); provided, however, that if either such day is a day on which banking institutions in the State of Florida are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and upon payment as aforesaid of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

            (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

            (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                  (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ System, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or is no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                  (2) If the Common Stock is not so listed or admitted to
            unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked price reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Stock is not so listed or admitted to
            unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable (other than by will or pursuant to the laws of descent and distribution), and may not be sold, assigned or hypothecated, without the prior written consent of the Company. Subject to the provisions of Section (j), upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent; if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof and thereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrant into and for which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation hereof for registration and transfer. The Company may require payment of a sum sufficient to cover any tax that may be imposed in connection with any transfer, split up, combination or exchange of the Warrant (other than any such tax payable in respect of the issuance of Common Stock to the registered holder of the Warrant upon exercise). The holder of this Warrant, by his acceptance hereof, agrees that he will not (i) transfer this Warrant prior to delivery to the Company of an opinion of counsel that such transfer may be made under the Act or until registration of the Warrants under the Act has become effective; or (ii) transfer any Warrant prior to delivery to the Company of the opinion of such counsel that such transfer may be made under the Act or until registration of such Warrant under the Act has become effective.

            (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

            (f) ANTI-DILUTION. In the event that the outstanding shares of Common Stock are at any time increased or decreased in number, or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization or, in the case of Common Stock, stock split, reverse split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments shall be made in the number and kind of such securities then subject to this Warrant and in the exercise price of this Warrant, effective as of the date of such occurrence, so that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had it been owned immediately prior to the occurrence of such event; provided, however, that in no event shall two adjustments be made for the same event. For example, if the Company declares a 2-for-1 stock dividend or stock spilt, then the number of shares of Common Stock subject to this Warrant shall be doubled and the per share exercise price of this Warrant shall be reduced by 50 percent. Such adjustments shall be made successively whenever any event described by this Section (f) shall occur.

            (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

            (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock; or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights; or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

            (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of the shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section (f) hereof.

            (j)   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.
Subject to Section (d), this Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (1) To a person who, in the opinion of the Company, is a
            person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect and then only against receipt of an agreement of such person to comply with the provisions of this Section (j) with respect to any resale or other disposition of such securities; or

                  (2) pursuant to an effective registration statement meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                                          ZANART PUBLISHING INCORPORATED

                                          By:
                                             ----------------------------
                                              Thomas Zotos, President

[SEAL]

Dated:

Attest:

- ------------------------------
- -----------------
Secretary

                             ELECTION TO PURCHASE

                 (To be signed only upon exercise of Warrant)

TO:  Zanart Publishing Incorporated (the "Company")

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the right of purchase represented by such Warrant for, and to purchase thereunder, ________________ shares of Common Stock, par value $.0001 per share, of the Company, and herewith makes payment of $__________ (number of shares x $2.00) therefor, and requests that the certificates for such shares be issued in the name of and be delivered to ______________________ whose address is ______________________________ and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:_______________               FROST NEVADA LIMITED PARTNERSHIP

                                    By:________________________________
                                       Authorized Representative

                                  ASSIGNMENT

                   (To be signed only upon such assignment)

      For value received, the undersigned hereby sells, assigns, and transfers unto _________________________________________________________________________

______________________________________________________________________________
the right represented by the within Warrant to purchase from Zanart Publishing Incorporated (the "Company") _____ shares of Common Stock, par value $.0001 per share, of the Company, to which the within Warrant relates, and appoints _____________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.



Dated:_______________               FROST NEVADA LIMITED PARTNERSHIP

                                    By:________________________________
                                       Authorized Representative